UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

MYOMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38109	47-0944526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

(617) 996-9058

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On December 13, 2017 (the “Repayment Date”), Myomo, Inc. (the “Company”) repaid the Massachusetts Life Sciences Center (the “MLSC”), all outstanding principal and accrued but unpaid interest, constituting approximately $874,600.58, under that certain Funding Agreement dated as of June 7, 2011, as amended by that certain Amendment No. 1 dated as of August 22, 2011, that certain Amendment No. 2 dated as of April 30, 2012, that certain Amendment No. 3 dated as of May 18, 2016, that certain Omnibus Amendment to Transaction Documents aka Amendment #4 dated May 23, 2017 and that certain Omnibus Amendment to Transaction Documents aka Amendment #5 dated June 6, 2017, between the Company and the MLSC (the “Funding Agreements”). The repayment satisfied all outstanding obligations under the Funding Agreements and the promissory notes dated as of June 7, 2011 and August 22, 2011, issued by the Company to the MLSC, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2017	Myomo, Inc.

	By:	/s/ Paul R. Gudonis
Paul R. Gudonis
Chairman, Chief Executive Officer and President (principal executive officer)

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